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                                                                    Exhibit 23.6

                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789) and (333-24581); Form S-3 (333-10383)
and (333-14025); and Form S-4 (333-13133); and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of U.S. Office Products Company of our report, with respect to the financial statements of Data Business Forms Limited for the year ended December 31, 1995, dated February 6, 1996, and which report appears on U.S. Office Products Company's Current Report on Form 8-K.

                                                   Ernst & Young
                                                   CHARTERED ACCOUNTANTS

Toronto, Canada
November 18, 1997